Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
Email: lpkromidas@olin.com
News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Attend the UBS, KeyBanc and Credit Suisse
Conferences in August and September

Clayton, MO, July 27, 2015 - Olin Corporation’s (NYSE: OLN) senior management will be attending the following conferences in August and September:

August 4th:    UBS SMID Cap Conference (Boston, MA)
September 3rd:    KeyBanc Basic Materials & Packaging Conference (Boston, MA)
September 16th:    Credit Suisse Basic Materials Conference (New York, NY)

Copies of the presentation slides for these conferences will be available the evening prior to each event to investors, news media and the general public on Olin’s web site in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in three business segments: Chlor Alkali Products, Chemical Distribution and Winchester. Chlor Alkali Products, with eight U. S. manufacturing facilities and one Canadian manufacturing facility, produces chlorine and caustic soda, hydrochloric acid, hydrogen, bleach products and potassium hydroxide. Chemical Distribution manufactures bleach products and distributes caustic soda, bleach products, potassium hydroxide and hydrochloric acid. Winchester, with its principal manufacturing facilities in East Alton, IL and Oxford, MS, produces and distributes sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Visit olin.com for more information on Olin.

2015-16